EXHIBIT 4.3


THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


                             STOCK PURCHASE WARRANT
                             ----------------------

This Stock Purchase Warrant (this "Warrant"), dated September 5, 2002, is issued to Frost National Bank, Custodian, FBO Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation (the "Holder"), by Integrated Security Systems, Inc., a Delaware corporation (the "Company").

         1.       Purchase  of  Shares.  Subject  to the  terms  and  conditions
                  --------------------
hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company 375,000 fully paid and non-assessable shares of Common Stock, no par value (the "Common Stock"), of the Company (as adjusted pursuant to Section 6 hereof, the "Shares") for the purchase price specified in Section 2 below.

         2.       Purchase Price. The purchase price for the Shares is $0.20 per
                  --------------
share. Such price shall be subject to adjustment pursuant to Section 6 hereof (such price, as adjusted from time to time, is herein referred to as the "Warrant Price").

         3.       Exercise  Period.  This Warrant is  exercisable in whole or in
                  ----------------
part at any time from the date hereof through September 5, 2007.

         4.       Method of Exercise. While this Warrant remains outstanding and
                  ------------------
exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                  (a) surrender of this Warrant, together with a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices, and the payment to the Company of an amount equal to the aggregate purchase price for the number of Shares being purchased; or

                  (b) if the Company's Common Stock is publicly traded as of such date, the instruction to retain that number of Shares having a value equal to the aggregate exercise price of the Shares as to which this Warrant is being exercised and to issue to the Holder the remainder of such Shares computed using the following formula:

                  Y(A-B)
             X = --------
                    A


Where:       X =   the number of shares of Common Stock to be issued to the
                   Holder.

             Y = the number of shares of Common Stock as to which this Warrant is being exercised.

             A =   the fair market value of one share of Common Stock.

             B =   the Warrant Price.

         As used herein, the "fair market value of one share of Common Stock" shall mean:

                  (1)    Except in the circumstances  described in clause (2) or
(3) hereof, the closing price of the Company's Common Stock, as reported in the Wall Street Journal, on the trading day immediately prior to the date of exercise;

                  (2) If such exercise is in conjunction with a merger, acquisition or other consolidation pursuant to which the Company is not the surviving entity, the value received by the holders of the Common Stock pursuant to such transaction for each share; or

                  (3) If such exercise is in conjunction with the initial public offering of the Company, the price at which the Common Stock is sold to the public in such offering.

         5.       Certificates  for Shares.  Upon the  exercise of the  purchase
                  ------------------------
rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

         6.       Reservation of Shares.  The Company  covenants that it will at
                  ---------------------
all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         7.       Adjustment of Warrant  Price and Number of Shares.  The number
                  -------------------------------------------------
and kind of securities purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

                  (a)    Stock Dividends,  Subdivisions,  Combinations and Other
                         -------------------------------------------------------
Issuances.  If the  Company  shall at any time prior to the  expiration  of this
 --------
Warrant subdivide its Common Stock, by stock split or otherwise, combine its Common Stock or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7 shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or, in the event that no record date is fixed, upon the making of such dividend

                  (b)    Reclassification,   Reorganization,   Merger,  Sale  or
                         -------------------------------------------------------
Consolidation.  In the event of any reclassification,  capital reorganization or
 ------------
other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7 above) or in the event of a consolidation or merger of the Company with or into, or the sale of all or substantially all of the properties and assets of the Company, to any person, and in connection therewith consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such reclassification, reorganization or change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such reclassification, reorganization or change, consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were exercisable by the Holder immediately prior to such reclassification, reorganization or change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof. Notwithstanding the foregoing, (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Holder shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock as if this Warrant had been exercised immediately prior to such event, less the Warrant Price. Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease, and this Warrant shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of this surrendered Warrant, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Warrant.

                  (c)    Certain Distributions.  In case the Company shall fix a
                         ---------------------
record date for the making of a dividend or distribution of cash, securities or property to all holders of Common Stock (excluding any dividends or distributions referred to in Sections or 7(a) above, the number of Shares purchasable upon an exercise of this Warrant after such record date shall be adjusted to equal the product obtained by multiplying the number of Shares purchasable upon an exercise of this Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Warrant Price immediately prior to such distribution, and the denominator of which shall be the Warrant Price immediately prior to such distribution, less the fair market value per Share, as determined by the Holder, of the cash, securities or property so distributed. Such adjustment shall be made successively whenever any such distribution is made and shall become effective on the effective date of distribution.

         8.       Pre-Exercise  Rights.  Prior to exercise of this Warrant,  the
                  --------------------
Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation, the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

         9.       Restricted  Securities.   The  Holder  understands  that  this
                  ----------------------
Warrant and the Shares purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are being, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended, or an applicable exemption from registration. In this connection, the Holder acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resales of the Shares purchased hereunder. The Holder further acknowledges that the Shares and any other securities issued upon exercise of this Warrant shall bear a legend substantially in the form of the legend appearing on the face hereof.

         10.      Certification   of  Investment   Purpose.   Unless  a  current
                  ----------------------------------------
registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder hereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, the Holder will deliver to the Company a written certification that the securities acquired by the Holder are acquired for investments purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

         11.      Registration  Rights.  This  Warrant  and the Shares  shall be
                  --------------------
subject to the registration rights set forth in the Registration Rights Agreement of even date herewith by and among the Holder and the Company, and the Holder shall be entitled to all rights and benefits thereof.

         12.      Successors  and  Assigns.  The  terms and  provisions  of this
                  ------------------------
Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

         13.      Governing  Law.  This Warrant shall be governed by the laws of
                  --------------
the State of Texas, excluding the conflicts of laws provisions thereof.




                                  INTEGRATED SECURITY SYSTEMS, INC.


                                  By:    /S/  C. A. RUNDELL, JR.
                                         --------------------------------------
                                          C. A. Rundell, Jr.
                                          Chairman and Chief Executive Officer

                                 EXERCISE NOTICE
                                 ---------------


                                                           Dated _________, ____


         The  undersigned  hereby  irrevocably  elects  to  exercise  the  Stock

Purchase  Warrant,  dated  September  5,  2002,  issued by  Integrated  Security

Systems,  Inc., a Delaware corporation (the "Company") to the undersigned to the extent of purchasing ___________ shares of Common Stock and hereby makes payment of $_________ in payment of the aggregate Warrant Price of such Shares.






                                       RENAISSANCE CAPITAL GROWTH &
                                       INCOME FUND III, INC.


                                       By:
                                          ----------------------------